UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2006

WHITTIER ENERGY CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	000-30598	20-0539412
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	File Number	Identification No.)

333 CLAY STREET, SUITE 700

HOUSTON, TEXAS 77002

(Address of Registrant’s Principal Executive Offices)

(713) 850-1880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance on Previously Issued Financial Statements.

On December 14, 2006, the management of Whittier Energy Corporation (the “Company”) concluded, with the concurrence of the Audit Committee, that it will amend (i) the Audited Statement of Revenues and Direct Operating Expenses for the Acquired Westhoff Ranch Field (“Westhoff Ranch Financial Statements”) and (ii) the Company’s Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2005, filed as Exhibits 99.2 and 99.3, respectively, to Form 8-K/A filed with the Securities and Exchange Commission on August 17, 2006, to correct an error discussed below.  Investors are cautioned not to rely on the Audited Statement of Revenues and Direct Operating Expenses for the Acquired Westhoff Ranch Field until an amendment is filed to correct such error.

 The Company has determined that the average net revenue interest acquired in the transaction, as described in Note 1 to the Westhoff Ranch Financial Statements, is approximately 62.3%. This represents an approximate 2.8% increase from the average net revenue interest previously reported, which resulted in the understatement of revenues and direct operating expenses.  The amendment to the Westhoff Ranch Financial Statements therefore will reflect an increase in oil and gas sales, an increase in production taxes and an increase in excess of revenue over direct operating expenses, in each case for the year ended December 31, 2005 and the three months ended March 31, 2005 and 2006.  The Company will file an amendment to the aforementioned Form 8-K/A, which will include restated Westhoff Ranch Financial Statements, as promptly as practicable.  Management and the Chairman of the Company’s Audit Committee have discussed the matters set forth above with representatives of Grant Thornton LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITTIER ENERGY CORPORATION

Date: December 20, 2006	By:	/s/ Geoffrey M. Stone
Geoffrey M. Stone
Vice President of Finance and
Chief Accounting Officer